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                     G.T. GLOBAL VARIABLE INVESTMENT SERIES

                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY


     I, James W. Churm, Vice President and Secretary of G.T. Global Variable Investment Series ("Trust"), hereby certify that the sole trustee of the Trust adopted the following resolutions, all of which became effective on SEPTEMBER 14, 1992:

     RESOLVED, that the name of the Trust designated as the "G.T. Global Variable Investment Series" be, and hereby is, changed to "G.T. Variable Investment Series."

Date:   September 14, 1992         By:  /s/ James W. Churm
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                                        James W. Churm
                                        Vice President and Secretary
                                        G.T. Global Variable Investment Series


San Francisco, California (ss)

Subscribed and sworn to before me this   14th   day of   September     , 1992.
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/s/ Lezlie Kinsey
----------------------------
Notary Public

My commission expires October 17, 1992.
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